EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sotherly Hotels Inc. (formerly MHI Hospitality Corporation)

410 West Francis Street

Williamsburg, Virginia 23185

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Subsidiaries for the year ended December 31, 2013 of our report dated March 25, 2014 relating to the consolidated financial statements and financial statement schedule for the two years ended December 31, 2013 listed in the accompanying index.

We consent to the incorporation by the reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-192213) pertaining to the securities to be offered to employees in employee benefit plans, and

(2)	Registration Statement (Form S-3 No. 333-130664) of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation)

of our report dated March 25, 2014, with respect to the consolidated financial statements of Sotherly Hotels Inc. and Subsidiaries (formerly MHI Hospitality Corporation) included elsewhere herein.

/s/ PBMares, LLP

Norfolk, Virginia

March 25, 2014